ISHOPNOMARKUP.COM SUPPLIER AND DISTRIBUTION AGREEMENT

This AGREEMENT, effective this ____ day of _____________, _______, is among and between iShopNoMarkup.com, Inc., a Nevada Corporation, having a place of business at 585 Stewart Avenue, Garden City NY 11530 (Herein "iShop") and ____________________________________ (Herein "Supplier"), a ____________
corporation, having a place of business at ____________________________________________________. The MASTER TERMS AND
CONDITIONS shall govern the terms and conditions of the Agreement, as specified in EXHIBIT A.

1. GRANT OF RIGHTS. Subject to the terms hereof, iShop grants to Supplier a nonexclusive, nontransferable, nonassignable limited right and license solely to offer certain database(s) of products on iShop's website. The license granted hereunder is expressly subject to Supplier's compliance with the technical and operating procedures as delineated in EXHIBIT A. All rights, licenses and remedies not expressly granted herein are reserved to iShop.

2.    SUPPLIER'S OBLIGATIONS.

2.1 CONTENT. Supplier shall be solely responsible for the accuracy and authenticity of all product information the supplier offered on iShop's website, and Supplier shall be bound by the guidelines and procedures as set forth in EXHIBIT A.

2.2 PRICE. The Supplier shall offer to iShop its products as reflected in Supplier's database at the true wholesale price.

2.3 SHIPMENT. Supplier shall ship products in a timely manner as set forth in EXHIBIT A.

2.4 WARRANTY. Supplier represents and warrants for a minimum of thirty (30) days upon receipt of any of its product by buyer that the performance, reliability and quality of any of Supplier's products shall be free of any defect of any kind except for normal use, wear and tear.

3. ISHOP'S OBLIGATIONS. Buyers shall submit payment for orders directly to iShop, and iShop shall pay Supplier in accordance with the payment procedures as set forth in EXHIBIT A.

4.    FEES AND PAYMENTS.

4.1 PAYMENTS. Once iShop has received full payment from a buyer who has ordered a product from Supplier through the iShop website, iShop shall pay Supplier 30 days after shipment.

4.2 EXPENSES. iShop shall be responsible for all costs and expenses relating to the technical operation of the iShop database offered through its website and Supplier shall have access to the website for no charge unless otherwise expressly set forth in this Agreement or as set forth in EXHIBIT A.

4.3 TAXES. All amounts are net and iShop is responsible for all taxes, duties, levies and similar assessments, including withholding taxes, value added taxes and other government assessed fees and payments, however designated, required or levied.

5. INDEMNITY BY SUPPLIER. Supplier at all times will indemnify and hold harmless iShop from any claim iShop may incur arising from or as a result of: i) the services provided by Supplier hereunder; ii) Supplier 's breach of any representation hereunder; iii) any of Supplier 's employees, agents or independent contractors hereunder and as further specified in EXHIBIT A.

6. LIMITATION OF LIABILITY. iShop shall not be held liable to Supplier for any damages arising from this Agreement as delineated in EXHIBIT A.

7. DURATION AND TERMINATION. The term and termination of this Agreement and the license granted hereunder shall be governed as specified in EXHIBIT A.

8. CHOICE OF LAW. The construction, interpretation and performance of this Agreement shall be governed by the substantive law of the State of New York.

9. AMENDMENT. This is the entire agreement between the parties with the respect to the services provided hereunder and it supersedes all prior agreements, proposals, statements, representations, or understanding, whether oral or written, concerning such services. -------

10. SURVIVAL. Section 6 of this Agreement shall survive the expiration or termination of the term of this Agreement.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as this ____ day of ______________________, 2000.
Accepted by:
ISHOPNOMARKUP.COM                                       SUPPLIER:

BY:      ______________________________       BY:      _________________________
NAME:  Mona Sharaf                            NAME:    _________________________
TITLE: Vice President of Merchant Partners    TITLE:   _________________________

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                                    EXHIBIT A

              ISHOPNOMARKUP.COM SUPPLIER AND DISTRIBUTION AGREEMENT
                           MASTER TERMS AND CONDITIONS

      The MASTER TERMS AND CONDITIONS, as specified herein, shall govern the terms and conditions of any and all Supply and Distribution Agreements as between iShopNoMarkup.com, Inc. (Herein, "iShop") and its Suppliers.

1. GRANT OF RIGHTS. The license granted hereunder is expressly subject to Supplier's compliance with the technical procedures provided by iShop from time to time. All rights, licenses and remedies not expressly granted herein are reserved to iShop. Supplier shall have access to the website for no additional charge solely to add product information, including product descriptions, pricing and shipping information and all related data onto the website.

2.    SUPPLIER'S OBLIGATIONS.

2.1 CONTENT. Supplier shall provide iShop with written substantiation for all information, including all claims, promises, warranties, guarantees, endorsements, and other representations available to the consumer from the Supplier. At its expense, Supplier shall use its own personnel or authorized representatives to forward product content. iShop incurs the cost of loading product content received from Supplier. Supplier shall promptly update and correct the content as necessary to maintain the accuracy thereof and/or as reasonably required by iShop pursuant to legal mandate or otherwise. iShop shall have complete and total authority, without penalty, liability, or other obligation to Supplier, to correct or remove any and all content from the Website if, in iShop's sole opinion, such content violates any local, state, federal, or international law, rule or regulation.

2.2 SHIPMENT. Without limiting the generality of the foregoing: i) Supplier shall ship products when iShop notifies Supplier of receipt of confirmation of credit card charge authorization or payment, whichever occurs first, but no later than the date set in the product order information for the particular product(s) involved; ii) Supplier shall be responsible for all costs of filling orders and shipping products, AS SPECIFIED IN SECTION 4.3, but shall be reimbursed by iShop for actual shipping costs, AS SPECIFIED IN SECTION 3; and iii) Supplier shall promptly notify iShop and all affected consumers of any product shipment delays or cancellations, and allow buyers the option to cancel any delayed order without penalty. Supplier shall immediately refund iShop the true wholesale cost as indicated for returned orders.

3. ISHOP'S OBLIGATIONS. Buyers shall submit payment for orders directly to iShop. iShop shall reimburse Supplier for the true wholesale cost as indicated. iShop shall charge buyers for all shipping and handling costs of products ordered. iShop shall reimburse Supplier for the actual shipping and handling costs borne by Supplier unless Supplier states that the shipping and handling charge is included in the price. iShop shall have no responsibility or liability to collect or pay Supplier any amount for products shipped prior to Supplier's receipt of iShop's authorization to ship.

4.    FEES AND PAYMENTS.

4.1 PAYMENTS. Upon receipt of full payment from a buyer who has ordered a product from Supplier through the iShop website, iShop shall pay Supplier 30 days after shipment.

4.2 REFUNDS. iShop shall be entitled to a refund from Supplier in the form of a check within 30 days for the full price as ordered by the buyer in the event Supplier fails to comply with its obligations hereunder; or in the event the purchaser returns the purchased product. Supplier shall be liable for all costs related to the collection of any refund owed to iShop, including, but not limited to, all reasonable attorney fees.

4.3 EXPENSES. iShop shall be responsible for all costs and expenses relating to the internal operation of providing a database through its website development and maintenance costs, billing, and back-end services unless otherwise expressly set forth in this Agreement. Supplier shall reimburse iShop for all additional services and other expenses incurred by iShop due directly or indirectly to Supplier's failure to comply with the terms hereof. Supplier shall pay all shipping, handling and insurance costs, but Supplier shall be reimbursed by iShop for actual shipping costs AS SPECIFIED IN SECTION 3. All other costs or expenses incurred by Supplier in connection with this Agreement are its sole responsibility, incurred at its own risk and with its own independent business judgment that such costs and expenses are appropriate.

4.4 TAXES. All amounts are net of and iShop is responsible for all taxes, duties, levies and similar assessments, including withholding taxes, value added taxes and other government assessed fees and payments, however designated or levied.

5. RIGHTS IN TANGIBLE AND INTELLECTUAL PROPERTY. iShop shall be the sole owner of the iShop database, updates of the same and all supporting materials belonging to iShop, including but not limited to any and all copies thereof, and all patents, trademarks, copyrights, trade secrets and other intellectual property rights associated therewith.

6.    CONFIDENTIALITY.


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6.1   CONFIDENTIALITY INFORMATION. The Supplier acknowledges that by reason of its relationship to iShop, the Supplier will have access to certain information and materials, including the terms of this Agreement, concerning iShop's business, plans, technology, products and services that are confidential and of substantial value to iShop, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). The Supplier agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by iShop. The Supplier shall take every reasonable precaution to protect the confidentiality of confidential information. The Supplier shall not publish any technical description of iShop's confidential information beyond any descriptions published by iShop. In the event of expiration or termination of this Agreement, there shall be no use or disclosure by the Supplier of any Confidential Information of iShop, and the Supplier shall not develop any software, devices, components or assemblies utilizing the iShop's Intellectual Property.

6.2 EXCLUSIONS. Confidential information does not include any information that the Supplier can demonstrate by written records that are: (a) known to the Supplier prior to its disclosure hereunder by the iShop; (b) independently developed by the Supplier; (c) publicly known through no wrongful act of the Supplier; (d) rightfully received from a third party whom Supplier has reasonable grounds to believe is authorized to make such disclosure without restriction; (e) approved for public release by iShop's prior written authorization; or (f) produced or disclosed pursuant to applicable law, regulation or court order, provided that the Supplier provides prompt advance notice thereof to enable iShop to seek a protective order or otherwise prevent such disclosure. In addition, iShop and Supplier may disclose the existence and terms of this Agreement in connection with a potential acquisition of substantially the entire business of iShop or Supplier or a private or public offering of iShop's or Supplier's securities, and each party may also disclose the terms of this agreement to its counsel, accountants, directors and agents in accordance with the terms of this Section 7.

7. WARRANTY. iShop represents and warrants that: (i) iShop owns all right, title and interest in and to the database; (ii) the use of the database as contemplated hereunder does not violate or infringe upon any United States copyright or other intellectual property rights of any third party; and
      (iii) iShop has the right, power and authority to grant the rights specified in this Agreement.

8. INDEMNITY BY SUPPLIER. Supplier at all times will indemnify and hold harmless iShop from any and all loss, claim, damage, liability or other expense (including reasonable attorney's fees) that iShop or any of its respective employees, agents or independent contractors may incur from a claim against them by any person, firm, corporation or other entity for libel, slander, infringement of patent, copyright or trademark or violation of privacy, product defect or any other rights arising from or as a result of: i) the services provided by Supplier hereunder, or ii) by reason of Supplier 's breach of any representation hereunder, or iii) by any of Supplier 's employees, agents or independent contractors hereunder.

9.    LIMITATION OF LIABILITY AND DISCLAIMER.

9.1 LIMITATION OF LIABILITY. In no event shall iShop be liable to supplier or any other entity for any special, consequential, incidental or indirect damages arising from this agreement; the design, content, operation or use of the database; or for any errors or omissions contained therein, regardless of the cause, the circumstances, or the form of the action. Neither shall iShop be liable to supplier nor any other party for any damages arising from third party unauthorized access to the database.

9.2 DISCLAIMER. Except as expressly provided herein, the iShop database is provided for suppliers to offer certain products on the iShop website during the term of this agreement "as is." iShop makes no other warranties of any kind, express or implied, statutory or otherwise, regarding the iShop database or iShop's services hereunder, and iShop specifically disclaims any implied warranties of non-infringement, merchantability, or fitness for a particular purpose. iShop does not warrant that the operation of the database or hosting environment will be uninterrupted or error-free. Furthermore, iShop does not make any representations regarding the use or the results of the use of the iShop database in terms of their correctness, accuracy, reliability or otherwise.

10. TERM AND TERMINATION. The term of this Agreement and the licenses granted hereunder shall commence on the Agreement Date specified in the rendered and executed Agreement. This Agreement can be terminated either by iShop or the Supplier with fifteen (15) days written notice via certified mail.

11. WAIVER AND AMENDMENT. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

12. ASSIGNMENT Without Supplier's consent, iShop may assign its right to receive payments from buyers hereunder and may assign this Agreement to an affiliate or subsidiary of the Company.


By initialing here, I affirm that I have read all of the information listed above. ____________ (PLEASE INITIAL) (Supplier)


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